SHORT TERM BOND FUND II
Section 10f-3 Transactions


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
03/30/04	AmeriCredit Automobile
                Receivables Trust 2004-BM A4


Principal Amount	Price		Amount
$3,650,000      	$99.972		$3,648,978

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.25       N/A 	  1.65%	          3.40%

Broker
Deutsche Morgan Grenfell

Underwriters of AmeriCredit Automobile
                Receivables Trust 2004-BM A4

Underwriters     	                Principal Amount
Deutsche Bank                           $ 66,300,000
Lehman Brothers, Inc.                     66,300,000
Barclays Capital, Inc.                    22,100,000
Credit Suisse First Boston                22,100,000
JP Morgan Securities, Inc.                22,100,000
Wachovia Capital Markets, LLC             22,100,000
                                        -------------
Total                                   $221,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/19/04  	DaimlerChrysler North America Holding Corp.

Shares            Price         Amount
14,000,000  	  $ 100.00	$14,000,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.18        N/A 	 1.87%	            4.11%

Broker
Deutsche Morgan Grenfell

Underwriters of DaimlerChrysler North America Holding Corp.

Underwriters*          	                  Principal Amount
Total                                       $750,000,000

*Underwriters and principal amounts were not available at the time of filing.


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/16/04  	Fannie Mae

Shares            Price         Amount
38,100,000  	  $ 99.998	$38,099,238

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.06        N/A 	 0.95%	            0.95%

Broker
HSBC Holdings PLC

Underwriters of Fannie Mae

Underwriters*          	                  Principal Amount
Total                                       $4,000,000,000

*Underwriters and principal amounts were not available at the time of filing.


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
07/13/04  	The May Department Stores Company

Shares            Price         Amount
1,350,000  	  $ 99.867	$1,348,205

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.35        N/A 	 0.34%	            0.54%

Broker
Morgan Stanley

Underwriters of The May Department Stores Company

Underwriters*          	                  Principal Amount
Total                                       $400,000,000

*Underwriters and principal amounts were not available at the time of filing.


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
07/27/04  	MBNA American Bank, National Association

Shares            Price         Amount
2,700,000  	  $ 99.691	$2,691,657

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.40        N/A 	 0.54%	            1.15%

Broker
BA Securities Inc.

Underwriters of MBNA American Bank, National Association

Underwriters*          	                  Principal Amount
Total                                       $500,000,000

*Underwriters and principal amounts were not available at the time of filing.


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/11/04  	Motorola Inc.

Shares            Price         Amount
5,850,000  	  $ 101.779	$5,954,072

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.15        N/A 	 0.49%	            0.78%

Broker
Merrill Lynch & Co., Inc.

Underwriters of Motorola Inc.


Underwriters*          	                  Principal Amount
Total                                       $1,200,000,000

*Underwriters and principal amounts were not available at the time of filing.